As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-148002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tongjitang Chinese Medicines Company

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5th Floor, Block B

Nanshan Medical Device Park

1019 Nanhai Avenue, Shekou, Nanshan District

Shenzhen, 518067 Guangdong Province

People’s Republic of China

(Address of Principal Executive Offices)

2006 Share Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Charles Wang

Chief Financial Officer

5th Floor, Block B

Nanshan Medical Device Park

1019 Nanhai Avenue, Shekou, Nanshan District

Shenzhen, Guangdong Province 518067

People’s Republic of China

Telephone: (86 755) 2689-1550

David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong Telephone: (852) 2522-7886

Explanatory Note

Tongjitang Chinese Medicines Company hereby amends its registration statement on Form S-8 (Registration No. 333-148002) by filing this Post-Effective Amendment No. 1 to reflect the amendment of Tongjitang Chinese Medicines Company’s 2006 Share Incentive Plan. The 2006 Share Incentive Plan as amended is filed herewith as Exhibit 99.1 and replaces the Exhibit 99.1 filed previously. No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on December 23, 2008.

Tongjitang Chinese Medicines Company

By:	/s/ Xiaochun Wang
Name:	Xiaochun Wang
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2008.

Signature	Title

/s/ Xiaochun Wang	Chairman of the Board of Directors
Xiaochun Wang	and Chief Executive Officer
(principal executive officer)

/s/ Charles Wang	Chief Financial Officer
Charles Wang	(principal financial and accounting officer)

/s/ *	Chief Operating Officer and Director
Justin Chen Yan

/s/ *	Director
Yongcun Chen

Signature		Title

/s/ *		Independent Director
Harry K. Genant

/s/ *		Independent Director
David Ray White

/s/ *		Authorized Representative in the United States
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

* By:	/s/ Xiaochun Wang
Xiaochun Wang Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney
99.1	2006 Share Incentive Plan, as amended